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                                                                   EXHIBIT 10.40

                                         June 1997


                         TCI/TSAT TAX SHARING AGREEMENT
                         ------------------------------



Dear Ladies and Gentlemen:

     We refer to the Tax Sharing Agreement effective July 1, 1995, as amended by the First Amendment dated as of October 1995, and the Second Amendment dated as of October 1996, to which Tele-Communications, Inc. ("TCI") and TCI Satellite Entertainment, Inc. ("TSAT") are signatories (as so amended, the "Tax Sharing Agreement"). We also refer to the Reorganization Agreement dated as of December 4, 1996 (the "Reorganization Agreement") among TCI, TSAT and the other parties thereto, with respect to the distribution of all the capital stock of TSAT in a transaction intended to be a tax-free spin-off under Section 355 of the Internal Revenue Code (such distribution pursuant to the Reorganization Agreement, the "Distribution").

     In connection with a proposed business combination among TSAT, the other partners of PRIMESTAR Partners, L.P. ("PRIMESTAR") and certain affiliates of such partners, TSAT has asked TCI to confirm the arrangements that currently exist between TCI and TSAT with respect to certain tax matters. Accordingly, TCI hereby agrees with TSAT as follows:

     1. Neither TSAT nor any of its subsidiaries has any obligation under the Tax Sharing Agreement to indemnify TCI, any other member of the TCI Group, or the TCI shareholders for any Tax (or any costs incurred by TCI, members of the TCI Group, or the TCI shareholders in connection with the assessment or collection thereof) resulting from the Distribution failing to qualify as a tax-free distribution pursuant to Section 355 of the Internal Revenue Code.

     2. Pursuant to the Tax Sharing Agreement, TCI is obligated to indemnify TSAT and its subsidiaries for any Taxes (including any reasonable out-of-pocket costs incurred by TSAT and its subsidiaries in connection with the assessment or collection thereof) resulting from the Distribution failing to qualify as a tax-free distribution pursuant to Section 355 of the Internal Revenue Code.

     3. To the best knowledge of TCI, TSAT's total payment obligations under the Tax Sharing Agreement could not reasonably be expected to exceed $5 million.

     4. The sole agreement between TCI or the TCI Group, on the one hand, and TSAT or any of its subsidiaries, on the other, relating

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to Taxes is the Tax Sharing Agreement. As of the date of the Distribution, the sole Agreement, if any, between any of the TCI shareholders, on the one hand, and TSAT or any of its subsidiaries, on the other, relating to Taxes is the Tax Sharing Agreement.

     "Taxes" means all forms of taxation, whenever created or imposed, and whether by the United States or a foreign governmental entity, or by a local, municipal, governmental, tribal, state, federation or other body, and shall include income, sales, use, ad valorem, gross receipts, value added, franchise, transfer, recording, withholding, payroll, employment, excise, occupation, premium or property taxes, together with related interest, penalties and additions to tax, or additional amounts imposed by any taxing authority (domestic or foreign) upon the TCI Group or any Subgroup or any of their respective members or branches. Notwithstanding the foregoing, however, the term "Taxes" shall not include unclaimed property or escheat taxes.

     "TCI Group" means all present or former members of the affiliated group (within the meaning of Section 1504(a) of the Internal Revenue Code) of which TCI is the common parent, other than TSAT and its subsidiaries.

                                    TELE-COMMUNICATIONS, INC.,
                                    a Delaware corporation,
                                    by

                                       /s/ Stephen M. Brett
                                    _______________________________
                                    Name:  Stephen M. Brett
                                    Title: Executive Vice President



                                    ACCEPTED AND AGREED BY:

                                    TCI SATELLITE ENTERTAINMENT
                                    INC., a Delaware Corporation,
                                    by

                                       /s/ Gary S. Howard
                                    ____________________________
                                    Name:  Gary S. Howard
                                    Title: President